Exhibit (e)(4)

FORM OF AMENDED SCHEDULE A

dated December 17, 2021

to the

Distribution Agreement between

Conestoga Funds,

Conestoga Capital Advisors, and

Ultimus Fund Distributors, LLC

Dated February 1, 2019

Fund Portfolio(s)

Conestoga Small Cap Fund

Conestoga SMid Cap Fund

Conestoga Mid Cap Fund

Conestoga Micro Cap Fund

The parties duly executed this Amended Schedule A as of December 17, 2021.

	Conestoga Funds		Ultimus Fund Distributors, LLC

By:		By:
Name:	Duane R. D'Orazio	Name:	Kevin Guerette
Title:	Secretary and Chief Compliance Officer	Title:	President

Conestoga Capital Advisors, LLC

By:
Name:	Duane R. D'Orazio
Title:	Partner and Chief Compliance Officer